UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2017

Acushnet Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3949	45-2644353
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

333 Bridge Street

Fairhaven, Massachusetts 02719

(Address of Principal Executive Offices) (Zip Code)

(800) 225-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On November 13, 2017, Acushnet Holdings Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the selling shareholder named therein (the “Selling Shareholder”) and Morgan Stanley & Co. LLC and Nomura Securities International, Inc. Pursuant to the Underwriting Agreement, on November 16, 2017, the Selling Shareholder sold 9,165,542 shares of the Company’s common stock at a public offering price of $17.00 per share, including 833,231 shares of the Company’s common stock pursuant to the full exercise of the underwriters’ option to purchase additional shares of common stock. The Company did not receive any proceeds from the sale of shares of its common stock in the offering by the Selling Shareholder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Joseph Nauman
Name:	Joseph Nauman
Title:	Executive Vice President and Chief Legal and Administrative Officer

Date: November 17, 2017